Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235449) and Form S‑8 (Nos. 333-220055 and 333-239427) of Sabra Health Care REIT, Inc. of our report dated February 22, 2021 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K/A.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 6, 2021